UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 22, 2011

STANDARD MICROSYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-7422	11-2234952
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation)	Number)	Identification No.)

80 Arkay Drive, Hauppauge, New York	11788
(Address of principal executive offices)	(Zip Code)

(631) 435-6000
(Registrant's telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers., Compensatory Arrangement of Certain Officers.

(d)           On September 22, 2011 the Board of Directors of the Registrant (the “Board”) elected Dr. Guenter Reichart to the Board with his term commencing immediately. Dr. Reichart will stand for re-election as a Director of the Registrant at the Registrant’s next annual meeting of shareholders. Dr. Reichart has not been appointed to any committees of the Board.

There are no arrangements or understandings between Dr. Reichart and any other person pursuant to which he was selected to serve on the Board. Dr. Reichart previously retired as Vice President within the Bavarian Motor Works Electronic Division in 2008, which had responsibility for system integration of body electronics, driver assistance, safety electronics and system architecture. He is currently a research fellow at the Institute of Informatics in Munich, Germany.

Dr. Reichart will be an independent director under applicable standards. Dr. Reichart will receive no compensation, except for reimbursement of expenses, before he reaches the age of 65 on January 15, 2013. On April 15, 2013, assuming he is still a director, Dr. Reichart will receive 28,000 stock options to purchase the Registrant’s stock, vesting in two equal annual increments, and a cash payment of $52,500. For the remainder of any term after April 15, 2013 Dr. Reichart will receive compensation on the same basis as all other directors, which consists of 3,500 stock options per quarter and an annual basic retainer of $35,000. The Registrant has entered into this arrangement with Dr. Reichart because of applicable German laws that would otherwise create financial disincentives for Dr. Reichart to serve on the Registrant’s Board of Directors. Dr. Reichart will also be eligible to participate in the Registrant’s Plan for Deferred Compensation in Common Stock for Outside Directors, previously disclosed as Exhibit 10.2 to the Registrant’s Form 10-Q filed on July 7, 2009 (the “Plan”). The Plan provides for deferred payment in shares of SMSC common stock, at the election of the Director, of 0, 100% or 50% of such Director’s annual retainer and each chairperson or committee retainer to which the Director is entitled. Dr. Reichart and the Registrant also intend to execute the Registrant’s standard Form of Indemnity Agreement, previously described and disclosed as Exhibit 10.1 to the Form 8-k filed by the Registrant on November 23, 2005.

A copy of the Registrant’s press release announcing the election of Dr. Reichart is furnished with this 8-k and attached as Exhibit 99.1. Exhibit 99.1 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated September 27, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STANDARD MICROSYSTEMS CORPORATION

(Registrant)

Date: September 27, 2011	By:	/s/ Kris Sennesael
Kris Sennesael
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated September 27, 2011.